Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement No. 333-110786 of Middlesex Water Company on Form S-3 of our report dated February 28, 2003, appearing in the Annual Report on Form 10-K of Middlesex Water Company for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

January 28, 2004